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                           BOARD ADVISORY AGREEMENT
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PARTIES:

     Optical Sensors Incorporated
     7615 Golden Triangle Drive
     Technology Park V
     Minneapolis, Minnesota 55344                            ("OSI")

     Sam B. Humphries
     7913 Wyoming Court
     Bloomington, Minnesota 55438                          ("Advisor")

EFFECTIVE DATE:  September 11, 1998

                                   RECITALS:

A. Advisor has resigned as President and Chief Executive Officer of the Company effective as of the effective date of this Agreement.

B. Advisor will continue to serve as a member of the Board of Directors of the Company, and the parties wish to provide for the engagement of Advisor to provide advice and counsel to the Board of Directors and new President of OSI.

C. Advisor wishes to receive compensation from OSI for Advisor's services, and OSI desires reasonable protection of its confidential business and technical information that has been acquired and is being developed by OSI at substantial expense.

                                   AGREEMENT:

The parties, each intending to be legally bound, agree as follows:

1.   Engagement and Term.  Subject to all of the terms and conditions of this
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Agreement, OSI agrees to engage the Advisor for the term of this Agreement, and the Advisor accepts such engagement. This Agreement shall commence as of the effective date set forth above and shall remain in force until the earlier of
(a) OSI's 1999 Annual Meeting of Shareholder or (b) May 31, 1999, unless sooner terminated pursuant to the provisions of Section 9 below.

2.   Advisor's Duties and Obligations.
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     (a)  Duties. Advisor will provide advice and counsel to the Board of
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     Directors and President of OSI, as may be reasonably requested from time to time, regarding OSI's management transition and financing activities during the term of this Agreement. OSI understands that Advisor is assuming the full-time position of President and Chief Executive Officer of American Medical Systems, Inc. and that Advisor's duties under this Agreement shall not interfere in any material respect with Advisor's responsibilities as President and Chief Executive Officer of American Medical Systems, Inc.

     (b)  OSI Policies. Advisor shall abide by all policies of OSI as such
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     policies may be amended from time to time by OSI.

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     (c)  Use of OSI's Name.  Advisor shall not use the name of OSI or any other
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     similar name or any trademark, tradename or service mark of OSI without the prior written consent of OSI.

     (d)  Laws and Regulations. Advisor shall comply with all applicable laws
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     and regulations and adhere to the highest business ethics in performing his/her obligations in accordance with the terms of this Agreement.

3.   Advisor's Compensation.  OSI will pay Advisor, as Advisor's sole
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compensation hereunder, the sum of Fifty Thousand Dollars ($50,000) for services performed under this Agreement, payable on April 1, 1999. OSI will reimburse Advisor for any reasonable out of pocket expenses incurred by Advisor, but only if OSI has approved such expenses in writing in advance.

4.   Nondisclosure of Confidential Information.
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     (a)  Definition.  For purposes of this Agreement "Confidential Information"
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     means any information or compilation of information, not generally known, which is proprietary to OSI and relates to OSI's existing or reasonably foreseeable business, including but not limited to, trade secrets, Inventions, (as hereinafter defined) and information contained in or relating to OSI's product designs, tolerances, manufacturing methods, processes, techniques, treatment or chemical composition of material, plant layout, tooling, marketing plans or proposals, and customer information.
     All information which OSI identifies as being "confidential" or "trade secret" shall be presumed to be Confidential Information. Confidential Information shall also include any confidential information of a parent, subsidiary, or sister corporation of OSI and any information disclosed by a third party under contract with OSI which contract requires such disclosed information be kept confidential. Confidential Information shall not include information that (i) is in or enters the public domain other than through a breach of confidentiality owed to OSI, (ii) was known to Advisor prior to disclosure by OSI as demonstrated by Advisor's written records or
     (iii) is disclosed to Advisor by a third party other than through a breach of confidentiality owed to OSI.

     (b)  Nondisclosure.  During the term of this Agreement and at all times
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     thereafter, Advisor shall hold in strictest confidence and will never disclose, furnish, transfer, communicate, make accessible to any person or use in any way Confidential Information for Advisor's own or another's benefit or permit the same to be used in competition with OSI, nor will Advisor accept any employment or consulting position which would, by the nature of the position, inherently involve the use or disclosure by Advisor of Confidential Information. The term "any person" as used above includes any individual who does not have written authorization from OSI to have access to Confidential Information, including OSI employees and other OSI Advisors. Advisor will refrain from such acts and omissions which would reduce the value of the Confidential Information to OSI.

5.   Inventions.
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     (a)  Definition.  For purposes of this Agreement "Invention" means any
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     invention, enhancement, alteration, modification, improvement, discovery, new idea, formula, process, design, trade secret, or other useful technical information or know-how, whether or not shown or described in writing or whether or not copyrightable or patentable, relating to the existing or reasonably foreseeable business of OSI.

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     (b)  Disclosure and Assignment. Advisor agrees to promptly disclose to OSI
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     in writing complete information concerning all Inventions and Confidential
     Information made, generated, discovered, developed, conceived, perfected or first reduced to practice by Advisor alone or in conjunction with others, during the term of this Agreement that:

          (i) Relate to any subject matter pertaining to projects assigned to Advisor hereunder;

          (ii) Relate to or is directly or indirectly connected with the business, products, projects or Confidential Information of OSI;

          (iii) Involve the use of any time, material or facility of OSI; or

          (iv) Advisor develops during the time Advisor is performing consulting duties for OSI.

          To the extent that any Invention or Confidential information qualifies as "work made for hire" as defined in 17 U.S.C. Section 101 (1976), as amended, such Inventions and Confidential Information shall constitute "work made for hire" and, as such, shall be the exclusive property of OSI. Advisor hereby assigns to OSI all of his/her right, title and interest in all Inventions and Confidential Information.

     (c) Limitation of Section 5(b). The provisions of Section 5(b) above shall not apply to any Invention meeting all of the following conditions:

          (i)   Such Invention was developed entirely on Advisor's own time; and

          (ii) Such Invention was made without the use of any of OSI's equipment, supplies, facility, or trade secret information; and

          (iii) Such Invention does not relate (A) directly to the business of OSI or (B) to OSI's actual or demonstrably anticipated research and development; and

          (iv) Such Invention does not result from any work performed by Advisor for OSI.

     (d)  Assistance of Advisor. Advisor agrees, at OSI's expense, to give OSI
          ---------------------
     all assistance it reasonably requires to perfect, protect, and use its rights to Inventions and Confidential Information. In particular, but without limitation, Advisor agrees to sign all documents, do all things, and supply all information that OSI may deem necessary or desirable to (i) transfer or record the transfer of Advisor's entire right, title, and interest in Inventions and Confidential Information; and (ii) enable OSI to obtain patent, copyright, or trademark protection for Inventions anywhere in the world.

     (e)  Continuing Obligation after Termination of Agreement. The obligations
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     of this Section 5 shall continue beyond the termination of this Agreement with respect to Inventions conceived or made by Advisor during the term hereof and shall be binding upon Advisor's assigns, executors, administrators, and other legal representatives. In the event Advisor is called upon to render assistance to OSI pursuant to Section 5(d) after termination of this Agreement, OSI shall pay Advisor the compensation set forth in Section 3 above and shall call upon Advisor for assistance at such reasonable times so as not to interfere with Advisor's employment or business.

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     For purposes of this Agreement, any Invention or discovery relating to the business of OSI upon which Advisor files a patent application within one
     (1) year after termination of this Agreement shall be presumed to have been made during the term of this Agreement, subject to proof to the contrary by good faith, written and duly corroborated records establishing that such Invention or discovery was conceived and made by Advisor following termination of this Agreement.

     (f)  Records. Advisor shall keep complete, accurate and authentic accounts,
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     notes, data, and records of all Inventions in the manner and form requested by OSI. Such accounts, notes, data, and records shall be the property of OSI, and upon its request Advisor shall promptly surrender the same to OSI.

6.   Documents and Tangible Property.  All tangible evidence of Confidential
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Information or Inventions, including, without limitation, working models, records, drawings, manuals, books, blank forms, documents, letters, memoranda, notes, notebooks, reports, data, tables, calculations or copies thereof which are conceived or generated by Advisor or come into Advisor's possession during the term of this Agreement shall be and remain the exclusive property of OSI, and Advisor agrees to return all such tangible evidence of Confidential Information and Inventions to OSI upon termination of this Agreement or at such earlier time as OSI may request.

7.   Independent Contractor.  Advisor acknowledges that he/she is an independent
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contractor and is not and shall not be deemed to be an employee, joint venturer, partner, franchisee or legal representative of OSI for any purpose whatsoever. Accordingly, Advisor shall be exclusively responsible for the manner in which he/she performs, and for the profitability or lack thereof, of his/her activities under this Agreement. Advisor does not have, and shall not represent him/herself as having, any right or authority to obligate or bind OSI in any manner whatsoever.

8.   Indemnification.  OSI agrees to indemnify and hold Advisor and any employer
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of Advisor harmless with respect to any claim made against Advisor, including the reasonable cost of defense thereof, which is based upon any activities of Advisor under this Agreement, except to the extent any such claim is the result of any negligent or actionable conduct of Advisor. In the event any such claim is made, Advisor shall promptly notify OSI in writing and OSI may, at its option, assume the defense of such claim.

9.   Termination.  This Agreement may be terminated prior to the end of its term
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pursuant to any of the following provisions:

     (a)  Mutual Agreement. By mutual written agreement executed by both
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     parties.

     (b)  Default. By either party, effective immediately upon delivery of
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     written notice to the other party, if the other party breaches any of its obligations under this Agreement; provided that if such breach is curable, such notice shall not be effective until the breaching party fails to correct such breach or default within a period of thirty (30) days after delivery of such written notice. If such breach is not curable, the Agreement shall terminate immediately upon delivery of such notice of breach.

     (c)  Adverse Activity. By OSI effective immediately upon delivery of
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     written notice if (i) Advisor is convicted of or enters a plea of guilty or no contest to a charge of violating any law relating to Advisor's business, or (ii) Advisor takes any action which impairs the goodwill associated with OSI's trademark, trade name or service mark, or makes any unauthorized use or disclosure of any Confidential Information.

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

10.  Obligations Upon Termination.  Following termination of this Agreement for
     ----------------------------
any reason, the following provisions shall apply:

     (a)  Documents and Tangible Property. All documents containing any
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     Confidential Information or Inventions or copies thereof which are conceived or generated by Advisor or which come into Advisor's possession during the term of this Agreement shall be returned to OSI.

     (b)  Payment of Compensation. OSI's sole obligation to Advisor upon
          -----------------------
     expiration or proper termination of this Agreement shall be to pay compensation determined in accordance with the provisions of Section 3 hereof for services rendered prior to the expiration or termination of this Agreement. Advisor hereby acknowledges that he/she has no right to and waives any such implied rights to any reimbursement for lost profits or income or any other loss, cost or expense resulting from expiration or termination of this Agreement in accordance with its terms.

     (c)  Continuing Obligations. The obligations of Advisor under Sections 4, 5
          ----------------------
     and 6 herein shall survive the termination of this Agreement and shall continue in full force and effect.

11.  General Provisions.
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     (a)  Severability and Interpretation. In the event that a provision of this
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     Agreement is held invalid, the remaining provisions shall nonetheless be enforced in accordance with their terms. Further, in the event that any provision is held to be overbroad as written, such provision shall be deemed amended to narrow its application to the extent necessary to make the provision enforceable according to applicable law and shall be enforced as amended.

     (b)  Notices. Any notice required or permitted to be given under this
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     Agreement shall be deemed effective when received if delivered by hand, telecopy, telex or telegram or three (3) days after depositing if placed in the U.S. mails for delivery by registered or certified mail, return receipt requested, postage prepaid and addressed to the appropriate party at the address set forth on the first page of this Agreement. Such addresses may be changed by giving written notice to the other party of such different address pursuant to the provisions of this section 11(b).

     (c)  Nonassignment. Advisor shall not assign, transfer, or sell any or any
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     part of his/her rights or obligations hereunder without the prior written consent of OSI. This Agreement shall be binding upon and inure to the benefit of any successor or assignee of OSI and of any permitted successors and assignees of Advisor as provided above.

     (d)  Governing Law. This Agreement shall be deemed to have been made in the
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     State of Minnesota and shall be governed by and construed in accordance with the laws of the State of Minnesota.

     (e)  Mediation and Arbitration. If any dispute, controversy or claim arises
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     under this Agreement, the parties shall negotiate in good faith to settle the matter. If the parties are unable to resolve the matter within a reasonable time, the parties shall submit the matter to mediation by a trained mediator approved by both parties, the cost of which shall be shared equally by the parties. Any dispute, controversy or claim arising under this Agreement not resolved through mediation shall be finally settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association in effect on the date of this Agreement by a single arbitrator appointed in accordance with said Rules; provided, however, that any dispute,

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     controversy or claim arising under Sections 4, 5 or 6 of this Agreement need not be submitted to arbitration. The appointing authority shall be the American Arbitration Association. In any such arbitration, each party shall be limited to taking two depositions each and a total of 25 interrogatories or document requests. The costs of any arbitration shall be shared equally by the parties, unless the award of the arbitrator provides otherwise. The arbitrator's award shall be non-appealable and enforceable in any court of competent jurisdiction. The place of mediation or arbitration shall be Minneapolis, Minnesota.

     (f)  No Adequate Remedy.  Advisor understands that if the Advisor fails to
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     fulfill Advisor's obligations under Sections 4, 5 or 6 of this Agreement, the damages to OSI would be very difficult to determine. Therefore, in addition to any other rights or remedies available to OSI at law, in equity, or by statute, Advisor hereby consents to the specific enforcement of Sections 4, 5 or 6 of this Agreement by OSI through an injunction or restraining order issued by an appropriate court.

     (g)  Entire Agreement.  This Agreement, together with the exhibits hereto,
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     constitutes the entire Agreement between the parties and supersedes any and all prior and contemporaneous oral or written understandings between the parties relating to the subject matter hereof.

     (h)  No Conflicts.  Advisor represents and warrants to OSI that neither the
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     entering into of this Agreement nor the performance of any of Advisor's obligations hereunder will conflict with or constitute a breach under any obligation of Advisor under any agreement or contract to which Advisor is bound. Without limiting the foregoing, Advisor agrees that at no time will Advisor utilize any trade secrets or intellectual property rights of any third party.

The parties have executed this Agreement in the manner appropriate to each to be effective the day and year entered on the first page hereof.

                                            OPTICAL SENSORS INCORPORATED

                                            By:   /s/ Paulita LaPlante
                                                -------------------------------
                                                Paulita LaPlante, President

                                            /s/ Sam B. Humphries
                                            -----------------------------------
                                            Sam B. Humphries

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